Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Christopher R. Gruseke and Penko Ivanov hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Bankwell Financial Group, Inc. (the “Company”);

To the best of their knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher R. Gruseke
Christopher R. Gruseke
President and Chief Executive Officer
Date: August 7, 2018

/s/ Penko Ivanov
Penko Ivanov
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: August 7, 2018

The foregoing certification is being furnished solely pursuant to 12 U.S.C Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.